UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2011 (December 29, 2010)
LOJACK CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-8439	04-2664794

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 781-251-4700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On December 29, 2010, LoJack Corporation, or the Company, entered into a second amendment (the “Second Amendment”) of its Multicurrency Revolving Credit Agreement dated December 29, 2009, as amended (the “Credit Agreement”) by and among the Company, certain of its subsidiaries which are borrowers and guarantors, RBS Citizens, N.A., as a Lender, Administrative Agent and Lead Arranger, and TD Bank, N.A., as a Lender and Issuing Bank.
As a result of the Second Amendment, the maturity date of revolving credit loans is extended to January 10, 2014, the Company’s authorization for stock buy-back is increased to $10,000,000 and the definitions of Applicable Margin, Consolidated EBITDA and Interest Payment Date are amended. The Second Amendment is filed as Exhibit 10.1 and incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

10.1	Second Amendment to Credit Agreement dated as of December 29, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant)
By:	/s/ Kathleen P. Lundy
Kathleen P. Lundy
Vice President and General Counsel
Date: January 4, 2011